Exhibit 99.77Q


                                    Exhibits

(a)(1) Amendment No. 19 dated July 12, 2007 to the Amended and Restated Declaration of Trust of ING Mutual Funds (creation of Asia-Pacific Real Estate Fund and European Real Estate Fund), previously filed as an Exhibit to Post-Effective Amendment No. 124 to the Registrant's Registration Statement on Form N-1A filed on July 27, 2007 and incorporated herein by reference.

(a)(2) Amendment No. 20 dated September 12, 2007 to the Amended and Restated Declaration of Trust of ING Mutual Funds (creation of Class W shares), previously filed as an Exhibit to Post-Effective Amendment No. 128 to the Registrant's Registration Statement on Form N-1A filed on November 9, 2007 and incorporated herein by reference.

(e)(1) Amended Schedule A dated May 16, 2007 to the Amended and Restated Sub-Advisory Agreement dated December 7, 2005 between ING Investments, LLC and ING Investment Management Advisors B.V. -- Filed as an exhibit to Post-Effective Amendment No. 123 to the Registrant's Registration Statement on Form N-1A on May 14, 2007 and incorporated herein by reference.

(e)(2) Amended Schedule A dated May 16, 2007 to the Sub-Advisory Agreement dated September 23, 2002 between ING Investments, LLC and ING Clarion Real Estate Securities, L.P., previously filed as an Exhibit to Post-Effective Amendment No. 126 to the Registrant's Registration Statement on Form N-1A filed on October 12, 2007 and incorporated herein by reference.

(e)(3) Second Amendment effective May 31, 2007 to the Sub-Advisory Agreement dated May 28, 2003 between ING Investments, LLC and Julius Baer Investment Management, Inc. -- Filed as an Exhibit to Post-Effective Amendment No. 126 to the Registrant's Registration Statement on Form N-1A filed on October 12, 2007 and incorporated herein by reference.